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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1034


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 13, 2000


                       Southwestern Life Holdings, Inc.
            (Exact name of registrant as specified in its charter)

             Delaware                    1-11422                  13-3543540
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
          incorporation                                      Identification No.)

                           717 North Harwood Street
               c/o Southwestern Financial Services Corporation,

                              Dallas, Texas 75201
                   (Address of principal executive offices)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 954-7111

                        PennCorp Financial Group, Inc.
         (Former name or former address, if changed since last report)
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ITEM 1.   CHANGES IN CONTROL OF THE REGISTRANT

     In connection with the consummation the Plan of Reorganization of the Registrant described in Item 3 hereof, the following individuals and entities acquired the percentage of beneficial ownership of the Registrant's outstanding Common Stock set forth below, which may constitute a change of control of the
Registrant:

                    Holder                            Percentage Ownership
                    ------                            --------------------

        Bernard Rapoport                                     17.7%

        Inverness/Phoenix Capital LLC and affiliates         30.9%

        Vicuna Advisors LLC and affiliates                   12.1%

        John Sharpe                                          2.6%


     Each of the foregoing parties utilized internal funds to acquire such beneficial ownership.


ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

     On June 13, 2000, the Registrant (f/k/a PennCorp Financial Group, Inc.) consummated the Plan of Reorganization under chapter 11 of the Bankruptcy Code proposed by PennCorp Financial Group, Inc. and the Unofficial Committee of Preferred Shareholders (the "Plan"). The Plan was confirmed by the Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on June 5, 2000.

     The following recapitalization of the Registrant's equity securities was effected under the Plan:

     (i) Holders of the Registrant's $3.375 Convertible Preferred Stock and $3.50 Series II Preferred Stock (collectively, the "Preferred Stock") received one share of the Registrant's new Common Stock, par value $.01 per share (the "Common Stock"), in exchange for each share of Preferred Stock. The Registrant issued 5,175,000 shares of Common Stock as a result of the exchange, which represents 57.3% of the outstanding Common Stock following the recapitalization.

     (ii) The Registrant issued 1,960,000 shares of Common Stock, representing 21.6% of the outstanding Common Stock following the recapitalization, to holders of Preferred Stock upon exercise of rights to acquire such Common Stock for an aggregate purchase price of $24,500,000. Of these shares, Inverness/Phoenix Capital and its affiliates purchased 1,227,563 shares of Common Stock and affiliates of Vicuna Advisors, LLC purchased 301,670 shares of Common Stock, respectively.

     (iii) The Registrant issued 1,600,000 shares of Common Stock to Mr. Bernard Rapoport, the Registrant's new Chairman and Chief Executive Officer, for an aggregate purchase price of $20,000,000 and 240,000 shares of Common Stock to certain family partnerships controlled by John T. Sharpe, the Registrant's new Vice-Chairman, for an aggregate purchase price of $3,000,000. These shares represent 20.3% of the shares issued in the recapitalization.

     (iv) The Registrant awarded 60,000 shares of Common Stock to executive officers pursuant to their employment agreements, awarded 24,000 shares of Common Stock to William McCormick, a consultant, and granted options to purchase 585,000 shares at $12.50 per share to certain officers, directors and employees of the Registrant, including options to acquire 170,000 shares granted to John Sharpe.

In total, the Company issued 9,059,000 shares of Common Stock in the recapitalization, and all outstanding shares of the Preferred Stock and shares of the Registrant's existing common stock were cancelled pursuant to the Plan.

     In addition, under the Plan, the Registrant entered into a new senior secured revolving credit agreement with ING (U.S.) Capital, LLC and the other lenders party thereto pursuant to which the Registrant may borrow up to $95,000,000. The Registrant used $81,000,000 of loan proceeds from this facility and approximately $100,000,000 of cash to repay all outstanding amounts owing under its existing senior credit agreement and its 9.25% senior subordinated notes due 2003. As part of the recapitalization, the Registrant received extraordinary dividends of $55 million from its insurance subsidiaries.

     In connection with the Plan, the Registrant has changed its name to "Southwestern Life Holdings, Inc." and amended and restated its Certificate of Incorporation and its Bylaws. The new

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board of directors of the Registrant appointed under the Plan consists of the following individuals: Mr. Bernard Rapoport, Mr. John T. Sharpe, Mr. Steve R. Johnson, Mr. James C. Comis III, Mr. Robert N. Sheehy and Mr. Larry Jaynes.

     The pro forma assets and liabilities of the Registrant, giving effect to the terms of the Plan, are included as Exhibit F to the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code filed with the Bankruptcy Court on April 25, 2000. The Disclosure Statement is included as Exhibit 2.2 to this Form 8-K and Exhibit F is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

    (c)

   Exhibit
   Number                                    Exhibit
   ------                                   ---------

     2.1 Plan of Reorganization under chapter 11 of the Bankruptcy Code of the Registrant

     2.2 Disclosure Statement under Section 1125 of the Bankruptcy Code of the Registrant

*    3.1  Amended and Restated Certificate of Incorporation

*    3.2  Amended and Restated Bylaws

    10.1 Subscription Agreement dated as of June 13, 2000, among the Registrant, Bernard Rapoport, SLM Investment, LP, Sharpe Taylor Investments, Ltd, and JTS Family Limited Partnership #14

    10.2 Registration Agreement dated as of June 13, 2000, among the Registrant, Inverness/Phoenix Capital LLC, Bernard Rapoport, SLM Investment, LP, Sharpe Taylor Investments, Ltd, JTS Family Limited Partnership #14, John Sharpe and Steve Johnson

    10.3 Executive Stock and Employment Agreement dated as of June 13, 2000, between the Registrant and Bernard Rapoport

    10.4 Employment Agreement dated as of June 13, 2000, between the Registrant and Steve Johnson

    10.5 Employment Agreement dated as of June 13, 2000, between the Registrant and David Little

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    10.6  Employment Agreement dated as of June 13, 2000, between the Registrant and Ron Archer

    10.7 Employment Agreement dated as of June 13, 2000, between the Registrant and David Commons

    10.8 Consulting Agreement dated as of June 13, 2000, between the Registrant and John Sharpe

    10.9 Option Agreement dated June 13, 2000, between the Registrant and John Sharpe.

   10.10 Consulting Agreement dated as of June 13, 2000, between the Registrant and William McCormick

   10.11 $95,000 Senior Credit Agreement among the Registrant, as Borrower, the lenders party thereto and ING (U.S.) Capital, LLC as Administrative Agent

     * Incorporated by reference from the Registrant's Form 8-A (filed on June 13, 2000).
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2000

                                      SOUTHWESTERN LIFE HOLDINGS, INC.


                                      By:  /s/ Steve R. Johnson
                                           -------------------------------------
                                           Steve R. Johnson
                                           President and Chief Operating Officer